                           SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  /x/
Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/x/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                              ERC INDUSTRIES, INC.
                (Name of Registrant as Specified in Its Charter)


                              ERC INDUSTRIES, INC.
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

/x/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2), or
    Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  1) Title of each class of securities to which transaction applies:

     --------------------------------------------------------------------------

  2) Aggregate number of securities to which transaction applies:

     --------------------------------------------------------------------------

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:/*/

     --------------------------------------------------------------------------

  4) Proposed maximum aggregate value of transaction:

     --------------------------------------------------------------------------

  5) Total fee paid:

     --------------------------------------------------------------------------

/*/ Set forth the amount on which the filing fee is calculated and state how it was determined.

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid:_________________________________________________

  2) Form, Schedule or Registration Statement No.: __________________________

  3) Filing Party:___________________________________________________________

  4) Date Filed: ____________________________________________________________

                             ERC INDUSTRIES, INC.
                             15835 PARK TEN PLACE
                                   SUITE 115
                             HOUSTON, TEXAS  77084


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD JULY 18, 1996

To the Stockholders of
ERC INDUSTRIES, INC.

     NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Stockholders (the "Annual Meeting") of ERC Industries, Inc., a Delaware corporation (the "Company"), will be held at the Holiday Inn-Houston West, 14703 Park Row, Houston, Texas 77079, on Thursday, July 18, 1996 at 10:00 a.m., Houston time, for the following purposes:

     (1) To elect one person to serve as a Class III director until the Company's 1999 Annual Meeting of Stockholders or until his or her successor is duly elected and qualified;

     (2) To ratify the appointment by the Board of Directors of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the year ended December 31, 1996; and

     (3) To transact any other proper business brought before the Annual Meeting or any adjournments or postponements thereof.

     The Board of Directors has fixed June 21, 1996, at the close of business, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Only holders of record of the Company's common stock on that date are entitled to vote on matters coming before the Annual Meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the meeting will be maintained in the Company's offices at 15835 Park Ten Place, Suite 115, Houston, Texas 77084, for ten days prior to the Annual Meeting.

     Please advise the Company's transfer agent, American Stock Transfer & Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005 of any change in your address.

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR AT DIFFERENT ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED. THE PROXY CARD SHOULD BE SIGNED BY ALL REGISTERED HOLDERS EXACTLY AS THE SHARES ARE REGISTERED. ANY PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE AND, IF PRESENT AT THE MEETING, MAY WITHDRAW IT AND VOTE IN PERSON.

                    By Order of the Board of Directors,

                    /s/ Wendell R. Brooks

                    Wendell R. Brooks
                    President

Houston, Texas
June 25, 1996

                             ERC INDUSTRIES, INC.
                        15835 PARK TEN PLACE, SUITE 115
                             HOUSTON, TEXAS 77084

                             ---------------------

                                PROXY STATEMENT

                             ---------------------


              PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JULY 18, 1996

                   SOLICITATION AND REVOCABILITY OF PROXIES

          The accompanying proxy, mailed together with this Proxy Statement to stockholders on or about June 25, 1996, is solicited by ERC Industries, Inc. (the "Company") in connection with the Annual Meeting of Stockholders to be held on July 18, 1996 (the "Annual Meeting"). References in this Proxy Statement to "the Company" shall be deemed to include, where appropriate, the Company's predecessor in interest, which also was known as ERC Industries, Inc. ("Old ERC"), and with which the Company merged on April 16, 1993. See "Certain Transactions."

          As stated in the Notice to which this Proxy Statement is attached, matters to be acted upon at the Annual Meeting include (1) election to the Board of Directors of one person to serve as a Class III director until the Company's 1999 Annual Meeting of Stockholders or until his or her successor is duly elected and qualified; (2) to ratify the appointment by the Board of Directors of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the year ended December 31, 1996; and (3) to transact any other proper business brought before the Annual Meeting or any adjournments or postponements thereof.

          All holders of record of shares of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on June 21, 1996 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. On the Record Date, the Company had outstanding 21,248,272 shares of Common Stock. Each share of Common Stock is entitled to one vote. The presence, in person or by proxy, of holders of a majority of the outstanding shares of Common Stock entitled to vote as of the Record Date is necessary to constitute a quorum at the Annual Meeting. A plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting, provided a quorum is constituted, is required for the election of directors. The affirmative vote of holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting, provided a quorum is constituted, is required for ratification of the independent auditors.

          With regard to the election of directors, votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all other proposals and will be counted as present for purposes of the item on which the abstention is noted. Abstentions on the proposal to ratify the appointment of the auditors will have the effect of a negative vote because that proposal requires the affirmative vote of holders of a majority of shares present in person or by proxy and entitled to vote. A broker is entitled to vote on the election of directors and the ratification of auditors if such broker holds shares in street name for a customer who does not deliver voting instructions. Under applicable Delaware law, a broker non-vote resulting from the failure to deliver voting instructions to a broker will have no effect on the outcome of the election of directors or the ratification of auditors.

          Any stockholder has the unconditional right to revoke his proxy at any time before it is voted. Any proxy given may be revoked either by a written notice duly signed and delivered to the Secretary of the Company prior to the exercise of the proxy, by execution of a subsequent proxy or by voting in person at the Annual Meeting (although attending the Annual Meeting without executing a ballot or executing a subsequent proxy will not constitute revocation of a proxy). Where a stockholder's duly executed proxy specifies a choice with respect to a voting matter, the shares will be voted accordingly. If no such specification is made, the shares will be voted 1) FOR the nominee for director identified below and (2) FOR the proposal to ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of June 21, 1996, by (i) each director, nominee for director and the Chief Executive Officer of the Company, (ii) all executive officers and directors of the Company as a group, and (iii) all persons who are known by the Company to be beneficial owners of 5% or more of the Company's outstanding Common Stock.

NAME AND ADDRESS OF BENEFICIAL OWNER            SHARES OWNED /(1)/  PERCENT OF CLASS
- ----------------------------------------------  ------------------  ----------------
John Wood Group PLC/(1)/                           15,467,820/(1)/        72.8%/(1)/
Allister G. Langlands/(2)/                              0                    *
George W. Tilley                                        0                    *
Wendell R. Brooks                                       0                    *
John Derek Prichard-Jones/(2)/                          0                    *
Anthony Howells                                         0                    *
Directors and Executive Officers                        0                    *
 as a group (5 persons)

________________________________
*Less than 1%

Except as otherwise indicated, the persons named in the table possess sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Includes shares of Common Stock held by spouses and minor children of such persons and corporations in which such persons hold a controlling interest.

/(1)/ The address of John Wood Group PLC, a corporation registered in Scotland and incorporated under the laws of the United Kingdom ("Wood Group"), is John Wood House, Greenwell Road, East Tullos, Aberdeen, Scotland AB1 4AX.

/(2)/ The directors of Wood Group, which include Messrs. Prichard-Jones and Langlands, and Sir Ian Wood C.B.E., L.L.D., Chairman and Managing Director of Wood Group, may be deemed the beneficial owners of the Company's Common Stock owned by Wood Group.

                       DIRECTORS AND EXECUTIVE OFFICERS

ELECTION OF DIRECTORS

          The Board of Directors of the Company presently consists of five directors. These directors are divided into three classes: Class I (two directors), Class II (two directors) and Class III (one director). The term of the Class I directors expires at the Annual Meeting of Stockholders to be held in 1997 , the term of the Class II directors expires at the Annual Meeting to be held in 1998, and the term of the Class III directors will expire at this Annual Meeting. Allister Langlands will stand for election at this Annual Meeting for a three-year term of office expiring at the 1999 Annual Meeting of Stockholders or until his successor is duly elected and qualified.

          The following table sets forth certain information as to the nominees for director of the Company:

                                                                        Director
Name and Age                   Positions and Offices With the Company     Since
- ------------                   --------------------------------------   --------
Allister G. Langlands, 38      Director                                   1993

          ALLISTER G. LANGLANDS is a Qualified Chartered Accountant.  He has
been Group Financial Director of   Wood Group since August 1991.  From 1989 to
August 1991, Mr. Langlands was a partner in the international   accounting firm
of Coopers & Lybrand Deloitte and its predecessor Deloitte Haskins & Sells.

          While it is not anticipated that the nominee will be unable to serve,
if such nominee should decline or become   unable to serve as a director for any
reason, votes will be cast instead for a substitute nominee designated by the Board of Directors or, if none is so designated, will be cast according to the
judgment of the person or persons   voting the proxy.

DIRECTORS CONTINUING IN OFFICE

    The following table sets forth certain information as to the directors continuing in office:

                                                                                   Director
Name and Age                      Positions and Offices With the Company             Since
- ------------                      --------------------------------------            --------
George W. Tilley, 58             Director                                            1993
   (Class I)
Wendell R. Brooks, 46            President and Director                              1995
   (Class I)
John Derek Prichard-Jones, 60    Chairman and Director                               1993
   (Class II)
Anthony Howells, 59              Director                                            1996
   (Class II)

       GEORGE W. TILLEY joined the Company as a director in 1993. He is the President and Chief Executive Officer of Grant Geophysical, Inc., a public company that provides geophysical services to the oil industry. Prior to his current position, Mr. Tilley was the President and Chief Executive Officer of Halliburton Geophysical Services, a division of Halliburton Company, from 1990 to 1992. Prior to 1990, Mr. Tilley held other positions with Halliburton.

       WENDELL R. BROOKS was elected President and Director in August 1995. Mr. Brooks has over 20 years of general management experience in the oil and gas service industry. He has been involved in business development activities, including acquisitions and mergers for the Drilling and Productions Services Division of John Wood Group USA, Inc., a Houston-based, indirect wholly-owned subsidiary of Wood Group performing administrative services for Wood Group's U.S. operations. Prior to joining John Wood Group USA, Inc., Mr. Brooks served for nine years as President and Chief Executive Officer of Del Norte Technology, Inc., an international supplier of equipment and services to the offshore oil and gas industry.

       JOHN DEREK PRICHARD-JONES was elected Chairman of the Company in February 1993. Since 1991, Mr. Jones has served as President of Wood Group USA, Inc., and serves in various other capacities for other subsidiaries and affiliates of Wood Group. From 1990 to 1991, Mr. Jones served as Vice President - Manufacturing of Western Atlas Inc., a well logging and seismic company headquartered in Houston, Texas. Mr. Jones served as President of Computalog USA, Inc., an oilfield services company having its principal executive offices located in Houston, Texas, from 1989 to 1990. He has been a Director of Wood Group since 1986.

       ANTHONY HOWELLS was appointed to serve as a director of the Company in 1996. He has extensive experience in the oil and gas service business, both domestically and internationally. A graduate of Oxford University, Mr. Howells began his career with Schlumberger Overseas, in Paris, France. From 1966 to 1991, Mr. Howells was employed by Dresser Atlas in various senior management
positions.   Since 1992, Mr. Howells has served as a management consultant to oil and gas service companies specializing in facilitating better business practices and implementing programs to improve organizational effectiveness.

EXECUTIVE OFFICERS

       See "Directors Continuing in Office" above for information concerning Wendell R. Brooks, the Company's President and Director. See "Directors Continuing in Office" above for information concerning John Derek Prichard-Jones, the Company's Chairman.

       There are no family relationships between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

       The Board of Directors has established an Audit Committee. The Company has no committee to nominate persons for election to the Board of Directors.

       The Audit Committee, currently composed of Messrs. Prichard-Jones and Langlands, met one time during the fiscal year ended December 31, 1995. This committee recommends to the Board of Directors the appointment of independent auditors, reviews the plan and scope of audits, reviews the Company's significant accounting policies and internal controls, and has general responsibility for related matters.

       The Board of Directors held three meetings during the fiscal year ended December 31, 1995. None of the directors attended fewer than 75% of the meetings of the Board of Directors and its committees on which they served that were held during their respective terms of service as director.

SECTION 16(A) REPORTING

       Section 16(a) of the 1934 Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

       Based solely upon a review of Forms 3, 4 and 5 and amendments thereto provided to the Company pursuant to Rule 16a-3(e), the Company believes that all reports required by Section 16(a) of the 1934 Act were filed on a timely basis by the required persons during the fiscal year ended December 31, 1995.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

       The following table sets forth the total compensation paid or accrued by the Company for services rendered during the years ended December 31, 1995, December 31, 1994, December 31, 1993 (eleven months), and January 31, 1993 to the Company's Chief Executive Officer. No other executive officer of the Company received total annual salary and bonus in excess of $100,000 for the fiscal years ended December 31, 1995, December 31, 1994, December 31, 1993 (eleven months), or January 31, 1993.


                                                                                                   LONG-TERM
                                                          ANNUAL COMPENSATION                     COMPENSATION
                                                 -------------------------------------------------------------
NAME & PRINCIPAL                                                              OTHER ANNUAL          OPTION          ALL OTHER
   POSITION                         YEAR/(1)/      SALARY         BONUS       COMPENSATION        AWARDS/(5)/      COMPENSATION
- ----------------                   ----------      ------         -----       ------------        -----------      ------------
Richard H. Rau /(2)/                   1995       $149,778            --       $1,210/(4)/               --             --
  President, Secretary                 1994       $154,350            --       $2,318/(4)/               --             --
                                       1993       $138,425       $30,769       $2,036/(4)/               --             --
                                       1992       $144,148       $30,769       $2,100/(4)/               --             --
Wendell R. Brooks /(3)/                1995       $ 75,000            --                --               --             --
  President

- -------------------------
(1) For the purposes of the foregoing table, the fiscal year ended December 31, 1995 is referred to as "1995", the fiscal year ended December 31, 1994 is referred to as "1994", the fiscal year ended December 31, 1993 (eleven months) is referred to as "1993," and the fiscal year ended January 31, 1993 is referred to as "1992".

(2) Mr. Rau served as the Company's President from January 1995 to June 1995.

(3) Mr. Brooks served as the Company's President from August 1995 to the present. During 1995, Mr. Brooks served the Company as a consultant pursuant to which he was paid $75,000 for his services. Effective January 1, 1996, Mr. Brooks became a salaried employee of the Company.

(4) From January 1992 until June 1995, the Company paid additional annual premiums for a special addendum for Mr. Rau under the company's long-term disability group insurance policy, which would enable Mr. Rau to receive an additional $4,800 per month in disability payments over the $10,000 standard monthly benefits for disabled employees under the group plan terms.

(5) The Company had no stock option, restricted stock, stock bonus or other equity compensation plans in effect during the fiscal years covered by this table.

    Company 401(k) Plan. The Company has a 401(k) Plan (the "Benefit Plan") for the benefit of its employees. All employees of the Company meeting the service requirements specified and not otherwise excluded by the terms of the Benefit Plan are eligible to participate. However, there were no contributions made during fiscal years 1995, 1993 and 1992. In fiscal 1994, a company contribution of $49,000 was made.

    Under the Benefit Plan, the Company may make annual contributions in cash to a trust in such amounts as may be determined by the Company's directors. The assets of the trust are invested by a trustee. The net income or loss of the trust is to be allocated annually to the individual accounts of the participants in proportion to their account balances. The Company's annual contribution, if any, and amounts resulting from forfeitures are to be allocated annually based upon the ratio which each participant's compensation (as defined in the Benefit
Plan) bears to the aggregate compensation of all participants. Each participant's interest in the Benefit Plan is to vest according to the vesting schedule set forth in the Benefit Plan. Distributions to a participant will not ordinarily be made until the participant terminates his service with the Company on account of death, normal or deferred retirement after reaching age 65, early retirement after attaining age 62 or with at least five years of service, disability, or other termination of employment.

LONG TERM INCENTIVE PROGRAM

    In November 1994, the Company's Board of Directors approved a long term incentive plan (the "1994 Plan") pursuant to which certain key employees of the Company may receive cash incentives based upon the Company's earnings in given years. Awards may be granted under the 1994 Plan up to an aggregate of 1,386,366 units (the "Units") (such number being subject to antidilution adjustments under certain circumstances) at prices determined by the Board of Directors. Plan participants, awards to participants, exercise prices and performance measurement periods are determined by the Company's Board of Directors.

    Units granted under the Plan may be exercised and converted into cash at such times and in such amounts as set forth in the applicable agreement entered into in connection with the grant (but in no event earlier than three years after the grant of the Units or later than seven years after the grant). Holders of Units electing to exercise must irrevocably elect in writing to exercise the Units between February 1 and March 31 of the year in which the holder desires to exercise the Units (the "Window Period"). Such irrevocable election must be delivered to and received by the Board of Directors during such Window Period.

    Upon exercise, holders shall be entitled to receive an amount of cash, within 30 days of notice of exercise, equal to the excess of (A) the aggregate
                                                   ---------
Current Value (hereinafter defined) of the Units so exercised over (B) the
                                                              ----
aggregate price for the Units (as set forth in the individual agreement with holders) so exercised. The Company shall pay to the holder, within 30 days after the exercise date, the cash amount payable to such holder. The Current Value of a Unit shall be determined as of the end of the Company's fiscal year preceding the exercise date (the "Valuation Date"). "Current Value" of a Unit shall mean the average net consolidated pre-tax earnings of the Company for the two (2) years ending prior to the Window Period in which the holder gives notice of his or her election to exercise Units pursuant to the 1994 Plan and the applicable agreement, multiplied by a factor of five (5) and this result shall be the Current Value of the entire Company as of the Valuation Date, and such Current Value shall be divided by the sum of (x) the number of issued and outstanding shares of the Common Stock on the Valuation Date, plus (y) the number of Units which are issued and outstanding on the Valuation Date. For purposes of determining the Company's net consolidated pre-tax earnings, the earnings will be determined after (1) subtracting all exceptional costs including (i) bonus payments, (ii) contributions to qualified employee benefit plans, such as the Company's 401(k) plans, pension plans or other retirement plans or trusts, and
(iii) management fees, and (2) setting aside any portion of the earnings which are restricted or which are subject to a preference in favor of any preferred stock or other senior securities issued by the Company.

    The Company's Board of Directors shall administer the 1994 Plan and may, from time to time, amend, suspend or discontinue the 1994 Plan, or amend any Units granted hereunder; provided, that without the written consent of a holder, no amendment or suspension of the 1994 Plan shall substantially impair any Units.

    During the year ended December 31, 1995, the Board granted no Units to employees of the Company under the Plan.

DIRECTOR COMPENSATION

    From 1990 to January 1993, the Company's policy was to provide each director of the Company who was not an employee of the Company and who was not compensated under any other agreement, $20,000 in cash as directors' fees for each full year of service, plus $500 per meeting attended. In January 1993, the Company terminated this policy regarding directors' fees and meeting fees for directors who are employed by either the Company or Wood Group. As a result, the only directors who now receive fees for their services as directors are Messrs. Tilley and Howells, who are not employed by either the Company or Wood Group. Messrs. Howells and Tilley are to receive $10,000 for each full year of service as a director.


              BOARD OF DIRECTORS' REPORT ON EXECUTIVE COMPENSATION

GENERAL

    Decisions regarding executive compensation for fiscal 1995 and prior years were made by the Board of Directors as discussed below. The Board of Directors is committed to ensuring that the executive compensation policies and practices of the Company support the Company's achievement of its business objectives.

BASE SALARY

    The Company's President is reviewed annually by the Chairman of the Board of Directors. In determining (a) whether salary increases are merited for executive officers who are not subject to an employment agreement or (b) whether an employment agreement should be renewed and/or whether the base salary thereunder should be increased, the Board of Directors considers a number of factors. The primary factor considered is the Company's return on assets employed (net of cash and current liabilities, excluding current portion of long-term debt) compared to the Company's goals and compared to comparable companies in the Company's marketplace. Other factors are the executive officer's performance on the job; the executive officer's level of responsibility, experience and expertise; internal compensation equity; and pay practices for executives of comparable companies. Based upon these factors, Mr. Rau's salary was set at $149,778 for 1995, as compared to $154,350 for 1994.

    In June 1995, Mr. Rau resigned as the Company's President, and Mr. Brooks has served as the Company's President from August 1995 to the present. During 1995, Mr. Brooks served the Company as a consultant pursuant to which he was paid $75,000 for his services.

BONUS

    Bonuses are based on the Company's performance for each of the fiscal
years ended December 31, 1995,   December 31, 1994, and December 31, 1993.  All
bonuses are approved by the Board of Directors.  Based upon its   review of the
Company's performance, no bonuses were awarded for the fiscal year ended December 31, 1995.

LONG TERM INCENTIVES

    In an effort to provide a means by which the Company could grant long term incentives to its key employees, the Board of Directors adopted the ERC Industries Stock Appreciation Rights Plan (the "1994 Plan") in November 1994. Pursuant to the 1994 Plan, the Board may grant units to key employees, exercisable for cash payments based upon the Company's net earnings. See "Executive Compensation - Long Term Incentive Program." During the year ended December 31, 1995, the Board granted no Units under the 1994 Plan.

    This report is submitted by the members of the Board of Directors:

   John Derek Prichard-Jones    Anthony Howells        Allister G. Langlands
               George W. Tilley                Wendell R. Brooks

    The Board of Directors' Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such report by reference, and shall not otherwise be deemed filed under such Acts.

COMPARISON OF TOTAL SHAREHOLDER RETURN

          The following performance graph shall not be deemed incorporated by
reference by any general statement   incorporating by reference this proxy
statement into any filing under the Securities Act of 1933, or the Securities Exchange Act of 1934 except to the extent that the Company specifically
incorporates this information by reference,   and shall not otherwise be deemed
filed under such Acts.

          The following graph sets forth the Company's total shareholder return as compared to the Media General Financial Services Oil and Gas Field Services
Industry Group Index and the NASDAQ National Market Composite   Index over the
period beginning January 31, 1991 and ending December 31, 1995. The total shareholder return assumes $100 invested at the beginning of the period in the Company's common stock, the Media General Financial Services Oil and Gas Field Services Industry Group Index, and the NASDAQ National Market Composite Index.

                 COMPARE 5-YEAR CUMULATIVE TOTAL RETURN AMONG
                 ERC INDUSTRIES INC., NASDAQ MARKET INDEX AND
                                MG GROUP INDEX

                                                      FISCAL YEAR ENDING
                             -------------------------------------------------------------
COMPANY                       1991       1992        1993        1993      1994      1995
- -------                      ------     ------      ------      ------    ------    ------
ERC Industries Inc            100        71.43       71.43      128.57    100.00    100.00
Industry Index                100        94.94       99.51      113.88    101.81    150.47
Broad Market                  100       123.52      123.10      146.13    153.42    199.00

            BOARD OF DIRECTORS INTERLOCKS AND INSIDER PARTICIPATION

    Compensation decisions with respect to the executive officers of the Company are made by the Board of Directors, which includes John Derek Prichard-Jones, Chairman of the Board, and Wendell R. Brooks, President. Mr. Jones does not receive compensation from the Company for his service as Chairman. Mr. Brooks did not participate in any deliberations or votes with respect to his compensation during fiscal 1995.


                              CERTAIN TRANSACTIONS

    On December 10, 1992, Wood Group completed the purchase (the "Purchase") of approximately 47% of the issued and outstanding shares of Common Stock of Old ERC and presently controls approximately 58% of the voting stock of the Company. The Company has been advised that Wood Group is recognized as the United Kingdom's largest indigenous oil service company, having over 20 years experience in servicing the oil and gas industries.

    On April 16, 1993, the Company (which formerly was a wholly-owned subsidiary of Old ERC), was merged with Old ERC pursuant to a vote of Old ERC's stockholders (the "Merger"), under which the Company was the surviving corporation. The Company effected the Merger primarily to preserve and maximize the Company's ability to offset taxable income with Old ERC's net operating losses available for carryforward ("NOL Carryforwards"). Under Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Regulations issued thereunder, a corporation's future use of its federal income tax net operating losses available for carryforward to future periods may be limited after the occurrence of an "ownership" change. An ownership change is a transaction or series of transactions resulting in an increase of more than 50 percentage points in the percentage of ownership interests of stockholders who, before or after such ownership change, own, directly or indirectly, stock representing 5% or more of the aggregate fair market value of the outstanding stock of such corporation.

    The Certificate of Incorporation of the Company now contains certain stock transfer restrictions in order to seek to preserve the Company's NOL Carryforwards. The Certificate of Incorporation of the Company provides that no person who, as a result of any attempted transfer of Common Stock of the Company, would own, directly or indirectly, Common Stock having a fair market value equal to 5% or more of the aggregate fair market value of the outstanding shares of Common Stock, may acquire shares of Common Stock (or options, warrants, or rights or securities exercisable, convertible or exchangeable therefor), unless such person obtains the approval of the Board of Directors of the Company. Each certificate representing shares of Common Stock issued in connection with the Merger bears a legend referring to this restriction on transfer. Approval of the Board of Directors must be obtained by written request addressed to the Company's Board of Directors at the address of the Company's principal executive offices. Any attempted transfer without Board of Directors' approval (or approval of a duly appointed committee of the Board) would be void and without effect, and the intended transferee would be deemed to have appointed the Company as exclusive agent to sell such shares to a transferee eligible to acquire such shares or otherwise approved by the Board of Directors of the Company (or a committee thereof). All proceeds from the sale of such shares shall be remitted to such appointed transferee. This restriction on transfer would terminate upon the earliest to occur of (I) December 31, 2002,
(ii) the date when the existing NOL Carryforwards expire or (iii) the date when the NOL Carryforwards become subject to the limitations of Section 382 of the Code.

    The Merger had the effect of prohibiting the transfer of Common Stock of any person who directly or indirectly owns, or as a result of the attempted transfer would own, stock having a fair market value equal to 5% or more of the aggregate fair market value of Common Stock unless such transfer is approved in advance by a majority of the directors (or a committee thereof).

    Quantum and Wood Group entered into a Standstill and Voting Agreement dated October 15, 1992 pursuant to which Quantum had agreed for a period commencing on the date of the Standstill and Voting Agreement and continuing for three years plus ninety days following the consummation of the Purchase, not to effect any transaction with respect to any of the shares of Common Stock retained by it or any interest therein, without the prior written consent of the Board of Directors if the transaction may result in the Company being subject to the limitations on the use of the Company's net operating losses pursuant to Section 382 of the Code. These transactions include, but are not limited to (a) any sale, conveyance, transfer or entering into any agreement to sell or convey any of such retained shares; (b) any grant of any warrants, options, rights, convertible debt instruments or other securities which are exercisable for, convertible into or exchangeable for any or all of such retained shares, or other similar interests or rights in such shares; or (c) any conveyance, transfer or other disposition of its retained shares or any interest in its retained shares in any transaction or series of transactions which would or may be treated as a sale, conveyance, transfer or disposition for purposes of Section 382 of the Code or the regulations promulgated thereunder.

    Additionally, Quantum agreed under the Standstill and Voting Agreement that for a period of four years following consummation of the Purchase or until such earlier date that Quantum ceases to be the beneficial owner of voting stock of the Company, it would vote its shares of Common Stock for the Wood Group's designees for election or appointment to the Board of Directors of the Company and would vote against the removal of any such designee or nominee if a vote by stockholders on such removal were ever called.

    In March 1996 Wood Group purchased an additional 1,544,518 shares of Common Stock in privately negotiated transactions, including the 780,000 shares owned by Quantum subject to the Standstill and Voting Agreement. Following this purchase, the Standstill and Voting Agreement terminated.

    On June 6, 1996, the Company and Wood Group entered into an Investment Agreement (the "Investment Agreement") pursuant to which the Company agreed to issue and sell, and Wood Group agreed to purchase, 7,384,616 shares (the "Shares") of Common Stock. The aggregate purchase price for the Shares was $6,000,000.50, or $0.8125 ($13/16) per Share. Such transaction (the
"Transaction") was consummated on June 6, 1996.

    Prior to the consummation of the Transaction, Wood Group owned approximately 58% of the outstanding shares of the Company's Common Stock. Prior to the negotiation and consummation of the transaction, the Company's Board of Directors formed a special committee of its outside independent directors (the "Special Committee") to evaluate and negotiate the Transaction. The Special Committee engaged Howard, Weil, Labouisse, Friedrichs Incorporated ("Howard Weil"), as its financial advisor to assist it in evaluating and determining the fairness of the Transaction to the Company's stockholders. On June 5, 1996, Howard Weil delivered an opinion stating that the terms of the consideration to be received by the Company in the Transaction were fair to the Company's stockholders from a financial point of view.

    In connection with the Investment Agreement, as part of the consideration for the purchase of the Shares, the Company granted certain registration rights to Wood Group pursuant to a Registration Rights Agreement, dated as of June 6, 1996 (the "Registration Rights Agreement"). Under the terms of the Registration Rights Agreement, the Company granted to Wood Group and its assignees the right to require the Company to register the offer and sale of the Shares up to two times, subject to certain deferral and cutback provisions. In addition, the Company also granted to Wood Group and its assignees, certain incidental or "piggyback" registration rights, which allow Wood Group to participate in certain underwritten public offerings initiated by the Company, subject to certain limitations and conditions set forth therein. Under the terms of the Registration Rights Agreement, the ability of Wood Group to exercise the rights granted thereunder may not be subordinated or subject to registration rights of any other person or entity. The rights granted under the Registration Rights Agreement terminate on the earlier of (i) June 6, 2001, or (ii) such time as the Shares may be immediately sold under Rule 144 under the Securities Act of 1933, as amended, during any 90-day period.

    As a result of the consummation of the Transaction, as of June 6, 1996, Wood Group owned an aggregate of 15,467,820 shares of Common Stock, representing approximately 72.8% of the outstanding shares of Common Stock.

    The Company and Wood Group have agreed to an annual provision for administrative and financial services fees in amounts to be determined on an annual basis. The Company paid or accrued $133,138 in such fees for the fiscal year ended December 31, 1995.


             PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors, upon recommendation of the Audit Committee, has appointed Coopers & Lybrand L.L.P. as the independent auditors of the Company for the fiscal year ending December 31, 1996.

    The Company dismissed Deloitte & Touche LLP, its previous principal accounting firm, on October 25, 1993. The reports of Deloitte & Touche LLP on the Company's financial statements for either of the two years prior to their dismissal did not contain an adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles.  The decision to change
accountants was approved by the   Company's Board of Directors.  During the two
most recent fiscal years and any subsequent interim period preceding   such
dismissal, there were no disagreements with Deloitte & Touche LLP on any matter
of accounting principles or   practices, financial statement disclosures or
auditing scope and procedure, which disagreement(s), if not resolved to
Deloitte & Touche LLP's satisfaction, would have caused such firm to make
reference to the subject matter of such   disagreement(s) in connection with its
report.  The Company engaged Coopers & Lybrand L.L.P. on October 25,   1993 as
the Company's principal independent accountants.

    Representatives of Coopers & Lybrand L.L.P. are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

    The Board of Directors recommends that you vote FOR the ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's independent accountants for 1996.


                             STOCKHOLDER PROPOSALS

    In order for stockholder proposals to receive consideration for inclusion in the Company's Proxy Statement for its 1997 Annual Meeting of Stockholders, such proposals must be received at the Company's offices at 15835 Park Ten Place, Suite 115, Houston, Texas 77084, Attention: Secretary, by February 22, 1997.

    The Company's By-Laws contain a provision which requires that a stockholder may nominate a person for election as a director only if written notice of such stockholder's intent to make such nomination has been given to the Secretary of the Company not later than 45 nor more than 60 days prior to an annual meeting. This provision also requires that the notice set forth, among other things, the name and address of the stockholder giving the notice, as it appears on the Company's books and records, and the class and number of shares of capital stock of the Company held of record, held beneficially and represented by proxy by such stockholder. Such notice must also contain such other information regarding the nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board. Such notice must also be accompanied by the written consent of the person being nominated to serve as a director if elected. The chairman of the annual meeting shall, if facts warrant, determine and declare to the annual meeting that a nomination has not been made in accordance with these procedures and if the chairman should so determine, he or she shall so declare to the annual meeting, and the defective nomination shall be disregarded. No stockholder has nominated a candidate for election to the Board of Directors at the Annual Meeting.

                            SOLICITATION OF PROXIES

    The Company will pay the expenses of this proxy solicitation. In addition to the solicitation by mail, some of the officers and regular employees of the Company may solicit proxies personally or by telephone, if deemed necessary. The Company will request brokers and other fiduciaries to forward proxy soliciting material to the beneficial owners of shares which are held of record by the brokers and fiduciaries, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.


                                 OTHER MATTERS

    The Annual Report to Stockholders for the fiscal year ended December
31, 1995, which includes financial   statements, is enclosed herewith.  The
Annual Report does not form a part of this Proxy Statement or the materials for the solicitation of proxies to be voted at the annual meeting.

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE FURNISHED AT NO CHARGE TO EACH PERSON TO WHOM A PROXY STATEMENT IS DELIVERED UPON RECEIPT OF A WRITTEN REQUEST OF SUCH PERSON ADDRESSED TO ERC INDUSTRIES, INC., ATTN: WENDELL
R. BROOKS, 15835 PARK TEN PLACE, SUITE 115, HOUSTON, TEXAS 77084, TELEPHONE
(713) 398-8901. THE COMPANY WILL ALSO FURNISH SUCH ANNUAL REPORT ON FORM 10-K TO ANY "BENEFICIAL OWNER" OF SUCH SECURITIES AT NO CHARGE UPON RECEIPT OF A WRITTEN REQUEST, ADDRESSED TO MR. BROOKS CONTAINING A GOOD FAITH REPRESENTATION THAT, AT THE RECORD DATE, SUCH PERSON WAS A BENEFICIAL OWNER OF SECURITIES OF THE COMPANY ENTITLED TO VOTE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JULY 18, 1996. COPIES OF ANY EXHIBIT TO THE FORM 10-K WILL BE FURNISHED UPON THE PAYMENT OF A REASONABLE FEE.

    The Board of Directors is not aware of any matter, other than the matters described above, to be presented for action at the meeting. However, if any other proper items of business should come before the meeting, it is the intention of the person or persons acting under the enclosed form of proxy to vote in accordance with their best judgment on such matters.

    Certain information contained in the Proxy Statement relating to the occupations and security holdings of directors and officers of the Company is based upon information received from the individual directors and officers.

    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

                                 By Order of the Board of Directors,

                                 /s/ Wendell R. Brooks

                                 Wendell R. Brooks
                                 President

Houston, Texas
June 25, 1996

PROXY                        ERC INDUSTRIES, INC.                          PROXY

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
        FOR THE ANNUAL MEETING OF SHAREHOLDERS OF ERC INDUSTRIES, INC.
                                 TO BE HELD AT
                         THE HOLIDAY INN-HOUSTON WEST
                     14703 PARK ROW, HOUSTON, TEXAS 77079
              THURSDAY, JULY 18, 1996 AT 10:00 A.M. CENTRAL TIME

The undersigned hereby appoints Wendell R. Brooks and James E. Klima, and each or either of them, with full power of substitution, as proxies of the undersigned to vote the Common Stock of the undersigned in ERC Industries, Inc. at the above Annual Meeting and at any and all adjournments or postponements thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS HEREIN SPECIFIED. IF A CHOICE IS NOT SPECIFIED, SUCH SHARES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEE FOR DIRECTOR NAMED ON THE REVERSE SIDE AND "FOR" PROPOSAL 2. THIS PROXY HEREBY REVOKES ALL PRIOR PROXIES GIVEN WITH RESPECT TO THE SHARES OF THE UNDERSIGNED.

                        PLEASE SIGN ON THE REVERSE SIDE

A /X/ PLEASE MARK YOUR    __                                    |
      VOTES AS IN THIS    |                                     |
      EXAMPLE.                                                   ______

                             FOR     WITHHELD
1. Election of the           / /        / /      NOMINEE: Allister G. Langlands
   nominee listed at
   right to the Board
   of Directors to
   serve as a Class III
   Director.

                                               FOR      AGAINST    ABSTAIN
2. Ratification of Coopers & Lybrand L.L.P.    / /        / /        / /
   Certified Public Accountants of the
   Company for 1996;

3. OTHER MATTERS:

   In their discretion, to vote with respect to any other matters that may legally come before the meeting or any adjournment thereof, including matters incident to its conduct.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.


SIGNATURE ______________________________________________ DATED:_________________

________________________________________     ___________________________________
     SIGNATURE IF JOINTLY OWNED                         PRINT NAME

NOTE: This Proxy must be signed exactly as your name appears hereon. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.